Exhibit 99.1
MICHAELS STORES ANNOUNCES DECISION TO EXPLORE STRATEGIC
ALTERNATIVES FOR ENHANCING SHAREHOLDER VALUE
President and CEO Michael Rouleau Retires – Oversaw Transformation of
Michaels into Nation’s Leading Arts and Crafts Retailer
Jeffrey Boyer and Gregory Sandfort Promoted to Co-Presidents – Executives Have
Strategic, Financial, Merchandising and Operations Strengths
Irving, TX, March 20, 2006 – Michaels Stores, Inc. (NYSE: MIK) today announced that its Board has decided to begin a process to explore strategic alternatives to enhance shareholder value including, but not limited to, a potential sale of the Company. The Company said it has retained JPMorgan as its financial advisor in this process, which it expects will take a number of months. There can be no assurance that a transaction will result and the Company does not intend to disclose developments regarding its exploration unless and until its Board of Directors has approved a specific transaction.
The Company also announced its Board of Directors has named Jeffrey N. Boyer and Gregory A. Sandfort as Co-Presidents of the Company. Boyer, previously Executive Vice President and Chief Financial Officer, and Sandfort, previously Executive Vice President, General Merchandise Manager, succeed R. Michael Rouleau, who is retiring as President and CEO after a decade of exemplary service.
Boyer, 47, and Sandfort, 50, will report to the Company’s Board and to Chairman Charles J. Wyly, Jr. In addition to continuing as Chief Financial Officer, Boyer’s responsibilities will include information technology, human resources, real estate, strategic planning, legal, and new businesses; Sandfort, who also will be Chief Operating Officer, will be responsible for merchandising, store operations, marketing and supply chain areas. Rouleau, 67, becomes a special advisor to the Board. The office of Chief Executive Officer has been left vacant by the Board, and the duties and authorities of that office have been assigned to the newly appointed Co-Presidents, Boyer and Sandfort.
Further strengthening its management team, the Company also announced the promotions, effective immediately, of two senior executives. Harvey S. Kanter, 44, previously President of the Company’s Aaron Brothers business, has been named Executive Vice President – Chief Merchant, assuming Sandfort’s former position.

Thomas Bazzone, 39, who had been President of the Company’s Recollections scrapbooking and Star Wholesale businesses, becomes Executive Vice President — Specialty Businesses, with added responsibility for Aaron Brothers’ art and framing stores as well as future business development opportunities.
Chairman Charles J. Wyly, Jr., said, “We have completed a thorough review of the Company’s position, as well as the opportunities Michaels Stores faces over the near and long term. With a rapidly evolving retail market, we are focused on all opportunities to enhance the strength of the Michaels business, attract new customers and more effectively respond to – and shape – their changing arts and crafts interests, even as we continue to build a world-class retail organization and infrastructure.”
Wyly continued: “The Company’s growth under Michael Rouleau has put us in a strong position to consider new ways to realize the full value of our franchise. Our decision to explore strategic alternatives is driven by a commitment to create value for our shareholders and exciting new opportunities for our employees, while positioning the Company to expand market share, improve customer service, and deliver stronger performance.”
Wyly added, “We are grateful to Michael for his exceptional leadership and dedication to the Company over the past ten years, and his contributions to making Michaels Stores the nation’s leading arts and crafts retailer. Jeff Boyer and Greg Sandfort have all the necessary skills – strategic vision, financial acumen, merchandising savvy and operational expertise – to lead Michaels Stores into its next phase.”
Company Well-Positioned for Emerging Opportunities
Michaels Stores has had nine consecutive years of record financial performance, increasing its market capitalization from $310 million in 1996 to approximately $4.5 billion in 2006; as of January 28, 2006, the Company was debt-free and had over $450 million in cash and cash equivalents. The Company continues to transform itself into a sophisticated and centralized modern retailer, and has become the industry leader by pursuing an aggressive store opening, relocation and remodel program, creating an efficient and effective infrastructure and keeping a strong focus on ways to enhance its merchandise offerings.
Michael Rouleau said: “After a decade as CEO of Michaels, I leave very proud of what we’ve achieved. Moving forward, I believe that the Company is perfectly positioned to innovate, to broaden our reach, to expand the industry and to better serve customers as a truly world-class retailer. Jeff and Greg are ready to capitalize on the enormous opportunities that lie ahead for Michaels, and now is the time to pass the baton. I have every confidence that our capable management team is up to the task of making Michaels a bigger, more agile, faster growing retailer.”
Jeffrey Boyer said, “I’m excited for the opportunity to help take the Company to the next level, both financially and operationally, building on what Michael Rouleau has accomplished. I look forward to continuing to work with Greg and our exceptionally strong management team to further grow our business and create even greater value for our shareholders.”
Gregory Sandfort said, “The strong operational and financial foundation that Michael Rouleau has put in place will enable us to translate our new strategy for continued growth and success into tangible results. Today, we have the tools, organization, management, merchandise, and suppliers in place to become a truly world-class retailer. We will continue to fully leverage these strengths to enhance our operating performance, develop and execute on our long-term plans for growth and ensure the smooth continuity of our management and operations.”
About Jeff Boyer
Jeff Boyer is a veteran executive with over 20 years of experience in finance and marketing in the retail and consumer products industries, with companies such as Sears, Kmart, Pillsbury, General Foods, Kraft, and Quaker Oats. Since joining Michaels Stores in January 2003 as Executive Vice President and Chief Financial Officer, Jeff Boyer has played an invaluable role in helping the Company achieve strong financial performance, record growth, industry-leading return on equity and substantial cash flow generation.
About Greg Sandfort
Greg Sandfort, a long-time retailing executive, became Executive Vice President – General Merchandise Manager at Michaels Stores in January 2004. In that position, he has played a key role in the Company’s program to remodel and standardize stores and improve and broaden its merchandise offerings. Prior to joining Michaels Stores, Mr. Sandfort served as Vice-Chairman and Co-CEO of Kleinert’s, Inc. where he was directly responsible for all aspects of the company’s sleepwear, playwear, and retail divisions. Mr. Sandfort also was Vice President, General Merchandise Manager for Sears, Roebuck and Co. and held a number of merchandising positions with Federated Stores.
About Harvey Kanter
Harvey Kanter has extensive retailing experience with Michaels Stores as President of its Aaron Brothers business since April 2003. Prior to joining Michaels Stores, Kanter was with Eddie Bauer, where he was most recently Vice President and Managing Director. He also has held executive positions at Sears, Roebuck and Co., Carter Hawley Hale Department Stores, William Filene’s and Sons, and Dayton Hudson Corporation.
About Tom Bazzone
A veteran retailer, Tom Bazzone had been President of the Company’s Recollections scrapbooking and Star Wholesale businesses since May 2004. He came to Michaels from Restoration Hardware where he was Executive Vice President, Chief Operating Officer and Director. Previously, he was with Red Envelope (where he was President and Chief Operating Officer), Williams-Sonoma, and Grossman’s, a building materials company.

About Michaels Stores
Michaels Stores, Inc. is the world’s largest specialty retailer of arts, crafts, framing, floral, wall decor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of March 15, 2006, the Company owns and operates 896 Michaels stores in 48 states and Canada, 165 Aaron Brothers stores, 11 Recollections stores and four Star Wholesale operations.
Media and Investor Contact:
Michael Gross, Robinson Lerer & Montgomery, 646-805-2003
Forward Looking Statements
This document may contain forward-looking statements that reflect our plans, estimates, and beliefs. Any statements contained herein that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005, and in our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2005, July 30, 2005 and October 29, 2005. Factors that could cause or contribute to differences between our forward-looking plans, estimates, and beliefs and actual results include, but are not limited to: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, customer service, and convenience; our ability to anticipate and/or react to changes in customer demand; changes in consumer confidence; unexpected consumer responses to promotional programs; unusual weather conditions; the execution and management of our store growth and the availability of acceptable real estate locations for new store openings; the effective maintenance of our perpetual inventory and automated replenishment systems and related impacts to inventory levels; delays in the receipt of merchandise ordered from our suppliers due to delays in connection with either the manufacture or shipment of such merchandise; transportation delays (including dock strikes and other work stoppages); changes in political, economic, and social conditions; commodity, energy and fuel cost increases, currency fluctuations, and changes in import duties; our ability to maintain the security of electronic and other confidential information; our ability to establish effective internal controls over financial reporting for inventories and cost of sales under our proposed weighted average cost method; financial difficulties of any of our insurance providers, key vendors, or suppliers; and other factors as set forth in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005, particularly in “Critical Accounting Policies and Estimates” and “Risk Factors,” and in our other Securities and Exchange Commission filings. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.
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